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                                                                 Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



Board of Directors
Natural Wonders, Inc.
Fremont, California

We consent to the incorporation by reference in Registration Statements Nos. 33-80017, 33-62380, 33-62388, 33-62390 333-63779, 333-65521 and 333-49021 of
Natural Wonders, Inc. on Form S-8 of our report dated March 12, 1999, incorporated by reference in this Annual Report on Form 10-K of Natural Wonders, Inc. for the year ended January 30, 1999.


/s/ Deloitte & Touche, LLP

Deloitte & Touche, LLP
San Francisco, California
April 27, 1999